Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-252701, No. 333-263513, and No. 333-270540) on Form S-8 of our report dated March 13, 2024, with respect to the consolidated financial statements of ON24, Inc.

/s/ KPMG LLP
San Francisco, California
March 13, 2024